The previously adopted ammended
Investment Advisory Agreement can be
viewed in it's entirety in the most
recent N1-A filing on August 8, 2006.

The Amendment to the Investment Advisory
Agreement was filed as exhibit D(9) to
Post Effective Amendment no. 21 to the
Trust's registration statement filed on
November 30, 2005. Accession Number:
0001047469-05-027541